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                                                           EXHIBIT 21.1

                         Subsidiaries of the Registrant
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

Name                                                 Jurisdiction of Incorporation
----                                                 -----------------------------
Phoenix Telcom, Inc.                                 California

Phoenix Network, Inc. of New Hampshire               New Hampshire

Phoenix Merger Corp.                                 Delaware

Phoenix Network Acquisition Corp.                    Delaware

Americonnect, Inc.                                   Delaware
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